Exhibit 99

VIACOM REPORTS RESULTS FOR THIRD QUARTER 2012

Fiscal Year 2012 Results

	Quarter Ended			Nine Months Ended
	June 30,		B/(W)	June 30,		B/(W)
(in millions, except per share amounts)	2012	2011	2012 vs. 2011	2012	2011	2012 vs. 2011

Revenues	$3,241	$3,766	(14)%	$10,524	$10,861	(3)%
Operating income	903	981	(8)	2,851	2,781	3
Adjusted operating income*	903	995	(9)	2,851	2,795	2
Net earnings from continuing operations attributable to Viacom	523	574	(9)	1,702	1,570	8
Adjusted net earnings from continuing operations attributable to Viacom*	512	583	(12)	1,638	1,633	-
Diluted EPS from continuing operations	0.99	0.97	2	3.13	2.62	19
Adjusted diluted EPS from continuing operations*	$0.97	$0.99	(2)%	$3.01	$2.72	11%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., August 3, 2012 – Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the fiscal third quarter, which ended June 30, 2012. Revenues decreased 14% to $3.24 billion, driven primarily by the mix of Filmed Entertainment titles and lower advertising revenues. Adjusted operating income was $903 million in the quarter, down 9%, reflecting the overall decline in revenues, partially offset by lower expenses. Adjusted net earnings from continuing operations attributable to Viacom declined 12% in the quarter to $512 million, and adjusted diluted earnings per share from continuing operations decreased 2% to $0.97 per diluted share.

The comparison with 2011 was impacted by the fact that Viacom’s 2011 third quarter included substantial timing benefits from major films and television event programming, as well as digital distribution agreements.

Sumner M. Redstone, Executive Chairman of Viacom, said, “We continue to develop outstanding creative content on every platform while efficiently executing Viacom’s strategy. We are confident that Viacom’s unrivaled portfolio of powerful brands will continue to grow and evolve over the long term as we entertain and inspire new audiences around the world every day.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Despite challenging year-on-year comparisons with last year’s strong third quarter, Viacom remains committed to pursuing its long-term strategy of international expansion, continued programming investment and ongoing focus on operational discipline. Viacom continues to bring cultural powerhouses to fans around the world, and we are aggressively investing in our brands to create new hits, like Workaholics and Legend of Korra, now the most watched kid’s program on cable in the quarter. Paramount also continued to strengthen its platform by aligning its slate to provide upcoming releases with the best possible opportunity to succeed in the global marketplace.

“Looking forward, we will continue to operate efficiently to maintain our competitive and creative edge, and over time, return significant value to shareholders.”

Revenues

	Quarter Ended			Nine Months Ended
	June 30,		B/(W)	June 30,		B/(W)
(in millions)	2012	2011	2012 vs. 2011	2012	2011	2012 vs. 2011

Media Networks	$2,266	$2,391	(5)%	$6,904	$6,853	1%
Filmed Entertainment	1,006	1,407	(29)	3,733	4,130	(10)
Eliminations	(31)	(32)	NM	(113)	(122)	NM

Total revenues	$3,241	$3,766	(14)%	$10,524	$10,861	(3)%

NM - Not Meaningful

Quarterly revenues of $3.24 billion decreased from $3.77 billion in the prior year. Media Networks revenue declined 5% to $2.27 billion, driven by lower advertising and ancillary revenues. Domestic advertising revenues decreased 7%, impacted by the timing of event-driven programming compared with the prior year’s quarter. Worldwide advertising revenues decreased 9% in the quarter. Domestic affiliate revenues decreased 1%, reflecting the significance of digital affiliate revenues in the same quarter last year. Excluding the impact of digital distribution arrangements, our domestic affiliate revenue growth rate was in the high-single digits. Worldwide affiliate fees increased 1%.

Filmed Entertainment revenues were down 29% to $1.01 billion. Worldwide theatrical revenues decreased 52% in the quarter to $283 million, reflecting the number and mix of our current quarter releases. During the quarter, Paramount released three films, DreamWorks Animation’s Madagascar 3: Europe’s Most Wanted, The Dictator and Titanic 3D. In the comparable period of 2011, Paramount released four films: DreamWorks Animation’s Kung Fu Panda 2, Marvel’s Thor, Super 8 and Transformers: Dark of the Moon. Worldwide home entertainment revenues declined 8% in the quarter, driven by the mix of available titles, and worldwide television license fees decreased 24% reflecting both the number and mix of titles. Worldwide ancillary revenues increased 44% to $104 million in the quarter, driven by higher digital revenues.

Operating Income

	Quarter Ended			Nine Months Ended
	June 30,		B/(W)	June 30,		B/(W)
(in millions)	2012	2011	2012 vs. 2011	2012	2011	2012 vs. 2011

Media Networks	$934	$1,033	(10)%	$2,956	$2,890	2%
Filmed Entertainment	46	49	(6)	130	156	(17)
Corporate expenses	(43)	(58)	26	(144)	(160)	10
Equity-based compensation	(35)	(30)	(17)	(92)	(93)	1
Eliminations	1	1	NM	1	2	NM

Adjusted operating income	$903	$995	(9)	$2,851	$2,795	2
Restructuring	-	(14)	NM	-	(14)	NM

Operating income	$903	$981	(8)%	$2,851	$2,781	3%

NM - Not Meaningful

Adjusted operating income decreased 9% to $903 million in the quarter. Media Networks adjusted operating income declined $99 million, reflecting lower overall revenues, partially offset by a decrease in expenses. Filmed Entertainment adjusted operating income decreased $3 million, reflecting the revenue decline, substantially offset by lower expenses. Corporate expenses decreased $15 million, principally reflecting lower variable compensation costs.

Quarterly adjusted net earnings from continuing operations attributable to Viacom decreased $71 million, or 12%, in the quarter ended June 30, 2012, principally due to the decline in adjusted operating income. Adjusted diluted earnings per share from continuing operations for the quarter were $0.97, a decrease of $0.02 from the prior year’s comparable quarter.

Stock Repurchase Program

For the quarter ended June 30, 2012, Viacom repurchased 14.8 million shares under its stock repurchase program, for an aggregate purchase price of $700 million. As of August 2, 2012, Viacom had $5.18 billion remaining in its $10 billion stock repurchase program.

Debt

At June 30, 2012, total debt outstanding, including capital lease obligations, was $8.16 billion, compared with $7.37 billion at September 30, 2011. The Company’s cash balances were $774 million at June 30, 2012, a decrease from $1.02 billion at September 30, 2011.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in over 160 countries and territories. With media networks reaching approximately 700 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA. Paramount Pictures, celebrating its 100th year in 2012 and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom’s blog at blog.viacom.com and Twitter feed at www.twitter.com/Viacom.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2011 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on the Company’s website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com

Mark Jafar Vice President, Corporate Communications (212) 846-8961 mark.jafar@mtvstaff.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2012	2011	2012	2011

Revenues	$3,241	$3,766	$10,524	$10,861
Expenses:
Operating	1,599	1,945	5,429	5,683
Selling, general and administrative	682	761	2,066	2,180
Depreciation and amortization	57	65	178	203
Restructuring	-	14	-	14

Total expenses	2,338	2,785	7,673	8,080

Operating income	903	981	2,851	2,781
Interest expense, net	(104)	(104)	(312)	(310)
Equity in net earnings of investee companies	10	12	25	51
Loss on extinguishment of debt	-	-	(21)	(87)
Other items, net	(7)	10	(12)	3

Earnings from continuing operations before provision for income taxes	802	899	2,531	2,438
Provision for income taxes	(266)	(310)	(795)	(838)

Net earnings from continuing operations	536	589	1,736	1,600
Discontinued operations, net of tax	11	-	(371)	(10)

Net earnings (Viacom and noncontrolling interests)	547	589	1,365	1,590
Net earnings attributable to noncontrolling interests	(13)	(15)	(34)	(30)

Net earnings attributable to Viacom	$534	$574	$1,331	$1,560

Amounts attributable to Viacom:
Net earnings from continuing operations	$523	$574	$1,702	$1,570
Discontinued operations, net of tax	11	-	(371)	(10)

Net earnings attributable to Viacom	$534	$574	$1,331	$1,560

Basic earnings per share attributable to Viacom:
Continuing operations	$1.00	$0.99	$3.17	$2.65
Discontinued operations	$0.02	$-	$(0.69)	$(0.02)
Net earnings	$1.02	$0.99	$2.48	$2.63

Diluted earnings per share attributable to Viacom:
Continuing operations	$0.99	$0.97	$3.13	$2.62
Discontinued operations	$0.02	$-	$(0.68)	$(0.02)
Net earnings	$1.01	$0.97	$2.45	$2.60

Weighted average number of common shares outstanding:
Basic	523.7	582.7	537.3	593.5
Diluted	530.4	591.6	544.1	600.2

Dividends declared per share of Class A and Class B common stock	$0.275	$0.25	$0.775	$0.55

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except par value)	June 30, 2012	September 30, 2011

ASSETS
Current assets:
Cash and cash equivalents	$774	$1,021
Receivables, net	2,582	2,732
Inventory, net	817	828
Deferred tax assets, net	47	41
Prepaid and other assets	291	639

Total current assets	4,511	5,261
Property and equipment, net	1,045	1,057
Inventory, net	4,247	4,239
Goodwill	11,031	11,064
Intangibles, net	339	392
Deferred tax assets, net	73	-
Other assets	712	788

Total assets	$21,958	$22,801

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$295	$427
Accrued expenses	894	1,152
Participants’ share and residuals	1,038	1,158
Program rights obligations	491	475
Deferred revenue	236	187
Current portion of debt	17	23
Other liabilities	745	520

Total current liabilities	3,716	3,942
Noncurrent portion of debt	8,147	7,342
Participants’ share and residuals	434	487
Program rights obligations	650	771
Deferred tax liabilities, net	-	123
Other liabilities	1,393	1,351
Redeemable noncontrolling interest	145	152

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.2 and 51.4 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 465.8 and 506.9 outstanding, respectively	1	1
Additional paid-in capital	8,698	8,614
Treasury stock, 252.9 and 207.2 common shares held in treasury, respectively	(10,325)	(8,225)
Retained earnings	9,336	8,418
Accumulated other comprehensive loss	(232)	(164)

Total Viacom stockholders’ equity	7,478	8,644
Noncontrolling interests	(5)	(11)

Total equity	7,473	8,633

Total liabilities and equity	$21,958	$22,801

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarter and nine months ended June 30, 2012 and 2011 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including restructuring charges, extinguishment of debt and discrete tax benefits. The Company uses consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate the Company’s actual operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)

	Quarter Ended June 30, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$903	$802	$523	$0.99
Factors Affecting Comparability:
Discrete tax benefits (3)	-	-	(11)	(0.02)

Adjusted results	$903	$802	$512	$0.97

	Nine Months Ended June 30, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$2,851	$2,531	$1,702	$3.13
Factors Affecting Comparability:
Extinguishment of debt(4)	-	21	13	0.02
Discrete tax benefits(3)	-	-	(77)	(0.14)

Adjusted results	$2,851	$2,552	$1,638	$3.01

	Quarter Ended June 30, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$981	$899	$574	$0.97
Factors Affecting Comparability:
Restructuring(5)	14	14	9	0.02

Adjusted results	$995	$913	$583	$0.99

	Nine Months Ended June 30, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(2)	Diluted EPS from Continuing Operations
Reported results	$2,781	$2,438	$1,570	$2.62
Factors Affecting Comparability:
Restructuring(5)	14	14	9	0.01
Extinguishment of debt (4)	-	87	54	0.09

Adjusted results	$2,795	$2,539	$1,633	$2.72

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(3)	Adjusted results for the quarter and nine months ended June 30, 2012 exclude $11 million and $77 million of discrete tax benefits, respectively. The benefits recognized in the quarter principally reflect the release of tax reserves with respect to certain effectively settled tax positions. The benefits recognized earlier in the year principally related to certain operating and capital loss carryforwards.
(4)	Adjusted results for the nine months ended June 30, 2012 exclude a pre-tax debt extinguishment loss of $21 million on the redemption of all $750 million of our outstanding 6.850% Senior Notes due 2055. Adjusted results for the nine months ended June 30, 2011 exclude a pre-tax debt extinguishment loss of $87 million on the repurchase of $582 million of our 6.250% Senior Notes due 2016.
(5)	Adjusted results for the quarter and nine months ended June 30, 2011 exclude $14 million of employee separation costs attributable to the Media Networks segment.